Exhibit 99.1
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of January 14, 2013, by and among Ulysses Asset Acquisition, LLC, a Colorado limited liability company (“Buyer”), YHI Inc., an Arizona corporation (“YHI”) and Yogurtini International, LLC, an Arizona limited liability company (“Yogurtini” and, together with YHI, the “Sellers”).

Recitals

Sellers are Affiliates engaged in the business of franchising frozen yogurt stores (the “Business”).

This Agreement contemplates that Sellers will transfer and assign to Buyer certain assets of Sellers used or useful in connection with the Business in exchange for the Purchase Price, as determined pursuant to Article 2.

Agreements

In consideration of the mutual covenants and promises in this Agreement, the parties hereto agree as follows:

ARTICLE 1
Definitions

Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth on attached Exhibit A.

ARTICLE 2
Purchase and Sale

2.1           Covenant of Purchase and Sale.  Subject to the terms and conditions set forth in this Agreement, at Closing, each Seller shall convey, assign, and transfer to Buyer, and Buyer shall acquire from Sellers, for the consideration specified in this Article 2, free and clear of all Encumbrances, all right, title, and interest in and to the following assets (collectively, the “Acquired Assets”):

(a)           the Contracts described on Schedule 2.1(a) (the “Acquired Contracts”);

(b)           all Intellectual Property owned by Sellers and used in or by the Business, and all of Sellers' rights in Intellectual Property used in or by the Business that is licensed to Sellers and that are transferrable, including the Intellectual Property described on Schedule 2.1(b) (the “Acquired Intellectual Property”);

(c)           all rights of either Seller, to the extent transferable, under any franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from any Governmental Authority that are used in, held for use in, or necessary for the operation of the Business, as described on Schedule 2.1(c) (the “Acquired Governmental Permits”);

(d)           copies of all books and records of the Company related to the financial and operational aspects of the Business or any Acquired Asset, including all financial statements and documentation, all sales and purchase records, and other books and records relating to the Business;

(e)           all customer lists, supplier lists, telephone numbers (landline and mobile), facsimile numbers, e-mail addresses, postal addresses and postal boxes relating to the Business, as described on Schedule 2.1(e);

(f)           all advertising and promotional materials, studies and reports, and other marketing data or materials arising from or relating to the Business;

(g)           all goodwill and other general intangibles of each Seller utilized in, arising from, or relating to the Business; and

(h)           any other tangible assets utilized in, arising from, or relating to the generation of royalties and fees from Sellers’ franchisees.

2.2           Excluded Assets.  Buyer will not acquire from Sellers any assets not specifically included in the Acquired Assets (the “Excluded Assets”), all rights, titles and interests in which shall be retained by Sellers.  For the avoidance of doubt, the Excluded Assets shall include the following: (i) cash and cash equivalents of the Business; (ii) each Seller’s Governing Documents, minute books, stock or membership interest records, corporate seals, qualifications to conduct business as a foreign entity, taxpayer and other identification numbers, and other documents relating to the organization, maintenance, and existence of each Seller as a corporation or limited liability company, as applicable; (iii) shares of capital stock of YHI held in treasury; (iv) real property owned or leased by either Seller and any rights relating thereto, including any improvements, easements, rights of way or other rights, interests and appurtenances; (v) machinery, equipment, office equipment, tools, motor vehicles, spare parts, accessories, furniture or other miscellaneous tangible personal property used or held for use by either Seller in the operation of the Business that is not otherwise included in the Acquired Assets; (vi) inventory held for sale to customers of the Business; (vii) accounts, notes, and other receivables in favor of either Seller arising from or relating to the operation of the Business, together with all collateral security for such accounts receivables, and rights to collect payment thereon; (viii) deposits, prepaid expenses, and refunds related to payments by either Seller; (ix) Tax Returns, Tax records, claims for refunds, and credits relating to Taxes of either Seller; (x) bank accounts, cash accounts, investment accounts, deposit accounts, lockboxes and similar accounts of either Seller; (xi) any initial franchise fees payable by a franchisee to Sellers pursuant to an Acquired Contract governing a franchise location not listed on Exhibit B (such location, a “New Store”); and (xii) rights of either Seller under this Agreement or the Transaction Documents.

2.3           Assumed Liabilities and Excluded Liabilities.  At Closing, Buyer shall assume, only (i) obligations of the Sellers for advertising and marketing arising from advertising and marketing fees collected by Sellers from Sellers’ franchisees, up to a maximum aggregate amount equal to the Advertising Amount, and (ii) those obligations of Sellers scheduled to be performed after Closing under the terms of any Acquired Contract, but only to the extent that such Acquired Contract is set forth on Schedule 2.1(a), and excluding any obligation that arises out of, relates to, or results from, directly or indirectly, any breach, nonperformance, tort, infringement, or violation of applicable law at or before Closing (such assumed obligations, “Assumed Liabilities”).  Except as specifically provided in this Agreement, Buyer will not assume any liabilities of either Seller, and each Seller will be solely liable for, and will pay, discharge and perform when due, all liabilities of such Seller that do not constitute Assumed Liabilities, whether or not such liabilities are reflected on either Seller’s books and records, including liabilities relating to the Excluded Assets (collectively, the “Excluded Liabilities”).

2.4           Purchase Price.  The total amount payable by Buyer for the Acquired Assets shall be $800,000 (the “Closing Purchase Price”) payable in accordance with Section 7.3(a), plus the Contingent Purchase Price, in accordance with Section 2.5. (the Closing Purchase Price and the Contingent Purchase Price are collectively referred to as the “Purchase Price”).

2.5            Contingent Purchase Price.

(a)           Calculation of Contingent Purchase Price.  In addition to the Closing Purchase Price, Buyer shall pay to each Seller its Applicable Percentage of additional amounts (collectively, the “Contingent Purchase Price”), up to an aggregate maximum amount of $1,400,000 (the “Maximum Amount”), calculated as follows:

(i)           an amount (the “2013 Amount”) equal to the lesser of (A) 3.5 times the aggregate Royalty Fees actually received by Buyer during the 12 months ending December 31, 2013, minus (x) the Closing Purchase Price amount and (y) any New Store Expenses, and (B) the Maximum Amount; and

(ii)           an amount (the “2014 Amount”) equal to the lesser of (A) 3.5 times the aggregate Royalty Fees actually received by Buyer during the 12 months ending December 31, 2014, minus (x) the 2013 Amount, (y) the Closing Purchase Price amount, and (z) any New Store Expenses, and (B) the Maximum Amount, minus the 2013 Amount.

Each Seller acknowledges and agrees that the sole and exclusive right of such Seller under this Section 2.5 will be to receive its Applicable Percentage of the Contingent Purchase Price set forth above, up to the Maximum Amount, if Buyer actually collects Royalty Fees; that Buyer will have the right to operate the Business after Closing as it chooses, in its sole discretion; and that Buyer is not under any obligation to provide any specific level of investment or financial assistance to the Business or to undertake any specific actions (or to refrain from taking any specific actions) with respect to the operation of the Business and that Buyer is not representing or warranting that any Royalty Fees will be collected nor will such Seller have any claims against Buyer arising from Buyer’s failure to collect for any reason any Royalty Fees.  Further, notwithstanding any other provision of this Agreement, Buyer will have the right, upon notice to each Seller, to pay any amounts owing to such Seller with respect to the Contingent Purchase Price by offsetting such amounts against any amounts owing by such Seller to Buyer pursuant to Article 8 of this Agreement. Notwithstanding the foregoing, Buyer will use commercially reasonable efforts to collect Royalty Fees and will take such actions with respect to unpaid Royalty Fees as is consistent with the actions Buyer takes to collect unpaid royalty fees in all of its franchise stores.

(b)           Determination of Contingent Purchase Price Payments.

(i)           Within thirty (30) days after the applicable calendar year end, Buyer shall deliver to Sellers a statement prepared by Buyer showing the 2013 Amount or the 2014 Amount, as applicable, with reasonable supporting information (for each calendar year, a “Contingent Purchase Price Statement”).  If Sellers do not timely deliver an Objection Notice as set forth in (ii) below, Buyer shall pay to each Seller in cash its Applicable Percentage of Buyer’s calculation of the 2013 Amount or the 2014 Amount, as applicable, by wire transfer of immediately available funds to an account designated by such Seller, no later than March 1, 2014 with respect to the 2013 Amount and no later than March 1, 2015 with respect to the 2014 Amount (each such payment a “Contingent Purchase Price Payment”).

(ii)           If Sellers have any objections to a Contingent Purchase Price Statement, then Sellers must give Buyer written notice of such objections (an “Objection Notice”) within twenty (20) days after receipt of the applicable Contingent Purchase Price Statement.  If Sellers deliver a timely Objection Notice to Buyer, the parties shall endeavor to resolve the objections contained therein within twenty (20) days after Buyer’s receipt of such Objection Notice (the date of Buyer’s receipt, the “Objection Date”).  If Buyer and Sellers are unable to resolve such objections within twenty (20) days of the Objection Date, Sellers and Buyer shall cause a nationally recognized accounting firm mutually acceptable to Buyer and Sellers to resolve any remaining disputed amounts within forty-five (45) days after the Objection Date.  The determination of such accounting firm shall be conclusive and binding upon Sellers and Buyer, and the fees and expenses of the accounting firm shall be borne by Sellers, on the one hand, and Buyer, on the other hand, in proportion to the amount by which their respective calculations of the 2013 Amount or the 2014 Amount, as applicable, as set forth in the applicable Contingent Purchase Price Statement or the Objection Notice, differ from the applicable amount as finally determined by the accounting firm.  Within ten (10) Business Days after Sellers’ objections are resolved as provided above, Buyer shall pay to Sellers (in accordance with each Seller’s Applicable Percentage) the applicable Contingent Purchase Price Payment as finally determined by the accounting firm.

(iii)           Notwithstanding the foregoing or anything to the contrary contained herein, Buyer or any Affiliate of Buyer shall provide aggregate sales data off of which Royalty Fees are calculated to Sellers on a monthly basis throughout the years of 2013 and 2014.  All such data shall be kept confidential by Sellers in accordance with Section 6.3 and shall not be disclosed except as required by applicable Legal Requirements.

2.6           Holdback Amount.  Buyer shall retain the Holdback amount and shall distribute to Sellers in accordance with their Applicable Percentages on the later to occur of (i) such time as ownership of all Intellectual Property held by Yogurtini L.L.C., an Arizona limited liability company, is transferred to Buyer or it successors or assigns, or (ii) two years after the date of this Agreement.

ARTICLE 3
Related Matters

3.1           Allocation of Purchase Price.  The Purchase Price shall be allocated among the Acquired Assets in accordance with a schedule furnished by Buyer to Sellers not later than 180 days after the Closing Date.  Buyer shall consult with Sellers in preparing such schedule.  Sellers and Buyer shall be bound by such allocations, shall not take any position inconsistent with such allocations, and shall file all returns and reports with respect to the transactions contemplated by this Agreement (including all federal, state and local Tax Returns) on the basis of such allocations.

3.2           Bulk Sales.  Buyer, on the one hand, and Sellers, on the other hand, each waives compliance by the other with Legal Requirements relating to bulk sales applicable to the transactions contemplated hereby.

3.3           Transfer Taxes.  All sales, use, transfer, and similar Taxes arising from or payable by reason of the transactions contemplated by this Agreement shall be the liability of and for the account of Sellers, and each Seller shall jointly and severally indemnify and hold Buyer harmless from and against all Losses arising from any of the same.

ARTICLE 4
Buyer’s Representations and Warranties

Buyer represents and warrants to Sellers, as of the date of this Agreement and as of Closing, as follows:

4.1           Organization of Buyer.  Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.

4.2           Authority.  Buyer has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer.  This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.3           No Conflict; Required Consents.  Except as described on Schedule 4.3, the execution, delivery, and performance by Buyer of this Agreement do not and will not:  (i) conflict with or violate any provision of the articles of formation or operating agreement of Buyer; (ii) violate any provision of any Legal Requirements; or (iii) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

ARTICLE 5
Sellers’ Representations and Warranties

Each Seller, jointly and severally, represents and warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

5.1           Organization and Qualification of Each Seller.  YHI is a corporation and Yogurtini is a limited liability company, each duly organized, validly existing, and in good standing under the laws of the State of Arizona.  Each Seller has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.  Each Seller is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

5.2           Authority.  Each Seller has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of each Seller have been duly and validly authorized by all necessary action on the part of such Seller.  This Agreement has been duly and validly executed and delivered by each Seller, and is the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

5.3           No Conflict; Required Consents.  Except as described on Schedule 5.3, the execution, delivery, and performance by each Seller of this Agreement do not and will not:  (i) conflict with or violate any provision of such Seller’s Governing Documents; (ii) violate any provision of any Legal Requirements; (iii) without regard to requirements of notice or lapse of time, conflict with, violate, result in a breach of, constitute a default under, accelerate, or permit the acceleration of the performance required by, any Contract or Encumbrance to which such Seller is a party or by which such Seller or the assets or properties owned or leased by it are bound or affected; (iv) result in the creation or imposition of any Encumbrance against or upon any of the Acquired Assets; or (v) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

5.4           Assets; Title, Condition, and Sufficiency.

(a)           Each Seller has exclusive, good and marketable title to all of the Acquired Assets purported to be owned by such Seller, free and clear of all Encumbrances of any kind or nature, except (a) restrictions stated in the Acquired Governmental Permits, and (b) Encumbrances disclosed on Schedule 5.4 which will be removed and released at or prior to Closing.

(b)           The Acquired Assets are all the assets necessary to permit Buyer to generate royalty revenues from the Business substantially as generated on the date of this Agreement in compliance with all Legal Requirements and to perform all the Assumed Liabilities.

5.5           Acquired Contracts.

(a)           Except for the Acquired Contracts, neither Seller is bound or affected by any of the following: (i) franchise Contracts; (ii) area development Contracts; (iii) Contracts granting any Person an Encumbrance on or against any of the Acquired Assets; (iv) Contracts limiting the freedom of such Seller to engage or compete in any activity, or to use or disclose any information in their possession; (v) Contracts pertaining to the use by such Seller of any Intellectual Property of any other Person, or the Acquired Intellectual Property by any other Person; or (vi) Contracts that require payment of any kind to either Seller.

(b)           Each Seller has delivered to Buyer true and complete copies of each of the Acquired Contracts to which such Seller is a party, including any amendments thereto (or, in the case of oral Acquired Contracts, true and complete written summaries thereof), and true and complete copies of all standard form Contracts included in the Acquired Contracts.  Except as described in Schedule 5.5:  (i) each of the Acquired Contracts is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto other than such Seller, and such Seller has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than such Seller, or any combination thereof) by such Seller nor, to the knowledge of such Seller, has there occurred any default (without regard to lapse of time, the giving of notice, the election of such Seller, or any combination thereof) by any Person other than such Seller under any of the Acquired Contracts; and (iii) neither such Seller nor, to the knowledge of such Seller, any other Person is in arrears in the performance or satisfaction of its obligations under any of the Acquired Contracts, and no waiver or indulgence has been granted by any of the parties thereto.

5.6           Litigation.  Except as set forth on Schedule 5.6, there is no Litigation pending or, to each Seller’s knowledge, threatened, or any Judgment outstanding, involving or affecting such Seller or all or any part of the Acquired Assets purported to be owned by such Seller.

5.7           Financial Statements.  Each Seller has delivered to Buyer correct and complete copies of such Seller’s (i) audited balance sheets and related statements of income, stockholders’ equity and cash flows for and as of the years ended December 31, 2011 and 2010, and (b) the unaudited balance sheet of such Seller as of September 30, 2012 and the related unaudited statement of income for the nine month period then ended (collectively, the “Financial Statements”).  The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present the financial position, results of operations and changes in financial position of such Seller as of the dates and for the periods indicated, subject in the case of the unaudited Financial Statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.  Except as described on Schedule 5.7 or as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, such Seller does not have any liability or obligation, whether accrued, absolute, fixed or contingent (including liabilities for taxes or unusual forward or long-term commitments), that is or would be material to the business, results of operations or financial condition of such Seller, nor to such Seller’s knowledge does any aspect of its operations form a basis for any claim by a third party which, if asserted, could result in a liability not disclosed by or reserved against in such balance sheet.  Since the date of the most recent balance sheet included in the Financial Statements (i) such Seller has operated only in the ordinary course, (ii) such Seller has not sold or disposed of any assets other than in the ordinary course of business, (iii) there has been no material adverse change in, and no event has occurred which is likely, individually or in the aggregate, to result in any material adverse change in, the business, operations, assets, prospects or condition (financial or otherwise) of such Seller.

5.8           Tax Returns; Other Reports.  Except as set forth in Schedule 5.8:

(a)           Each Seller (i) has timely paid or caused to be paid all Taxes required to be paid by such Seller through the date hereof and as of the Closing (including any Taxes shown due on any Tax Return); and (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by such Seller with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed (and all Tax Returns filed on behalf of such Seller were complete and correct).

(b)           Each Seller has previously delivered true, correct and complete copies of all federal Tax Returns filed by or on behalf of such Seller through the date of this Agreement for the period ending December 31, 2009 and for all subsequent periods through December 31, 2012.

(c)           Neither Seller has been notified by the Internal Revenue Service or any other Governmental Authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of such Seller; there are no pending Tax audits and no extensions or waivers of statutes of limitations have been given or requested with respect to such Seller; no Tax liens have been filed against such Seller except for liens for current Taxes not yet due and payable; and no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against such Seller.

(d)           No claim has been made within the last three years by any Governmental Authority in a jurisdiction in which such Seller does not file Tax Returns that such Seller is or may be subject to taxation by that jurisdiction.

5.9           Compliance with Legal Requirements.

(a)           The ownership and use of the Acquired Assets as they are currently owned and used and the conduct of the Business by each Seller as it is currently conducted do not violate any Legal Requirement.  Neither Seller has received any notice claiming a violation by such Seller of any Legal Requirement applicable to such Seller, and to such Seller’s knowledge there is no basis for any claim that such a violation exists.

(b)           Other than the Acquired Governmental Permits, there are no other franchises, approvals, authorizations, permits, licenses, casements, registrations, qualifications, leases, variances, permissions, consents and similar rights obtained from any Governmental Authority that are required to own, maintain and operate the Acquired Assets or conduct the Business as currently conducted by Sellers.  Each Seller has delivered to Buyer complete and correct copies of the Acquired Governmental Permits held by such Seller.  The Acquired Governmental Permits are currently in full force and effect and are valid under all applicable Legal Requirements according to their terms.  There is no legal action, governmental proceeding or investigation, pending or threatened, to terminate suspend or modify any Acquired Governmental Permit and each Seller is in compliance in all material respects with the terms and conditions of all the Acquired Governmental Permits held by such Seller and with other applicable requirements of all Governmental Authorities relating to such Acquired Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

5.10           Intellectual Property.

(a)           All Acquired Intellectual Property is described on Schedule 2.1(b), but with unregistered Intellectual Property described only in general terms.  All of the patents, copyrightable works, trademarks, and service marks that have been registered, or for which an application for registration is pending, by Seller or its designee in the U. S. and/or in any foreign jurisdiction are listed on Schedule 2.1(b), along with the country of registration and registration number, or the country in which the application was filed and the application number.

(b)           The activities of each Seller do not infringe, misappropriate, or otherwise misuse any rights to Intellectual Property of other Persons.  The validity of the Acquired Intellectual Property, and the title or other rights thereto of each Seller, have not been challenged or questioned in any Litigation to which such Seller is a party, nor, to such Seller’s knowledge, is any such Litigation threatened.  Except as described on Schedule 5.10(b), to each Seller’s knowledge, there is no unauthorized use, infringement, misappropriation or other misuse by other Persons of any Acquired Intellectual Property purported to be owned by such Seller.  The Acquired Intellectual Property includes all Intellectual Property necessary to generate royalty revenues from the Business as currently generated by the Business, without infringing any Intellectual Property of either Seller or any other Person.

(c)           There has been no act or omission by either Seller or by such Seller’s employees, duly authorized attorneys or agents, as the case may be, or any other fact, which makes or will make invalid or unenforceable any otherwise valid and enforceable rights of such Seller in any of the Acquired Intellectual Property (by assignment or otherwise), or which negates or will negate the right to the issuance by such Seller of any of the Acquired Intellectual Property.

(d)           Each item of Acquired Intellectual Property is either: (i) owned solely by either Seller free and clear of any Encumbrances, or (ii) rightfully used and authorized for use by either Seller and its successors pursuant to a valid and enforceable written license.

(e)           Schedule 5.10 sets forth a complete and accurate listing of (i) all licenses, sublicenses, covenants not to sue, settlements, forbearances and other agreements as to which either Seller is a party and pursuant to which either Seller grants or otherwise permits any other Person to use any Intellectual Property (“Outbound Intellectual Property Licenses”), and (ii) all licenses, sublicenses, covenants not to sue, settlements, forbearances and other agreements as to which either Seller is a party and pursuant to which either Seller is authorized or otherwise permitted to use any other Person’s Intellectual Property (“Inbound Intellectual Property Licenses”). Each of the Inbound Intellectual Property Licenses and the Outbound Intellectual Property Licenses (together “Intellectual Property Licenses”) is valid and binding on the Seller party thereto, and, to the knowledge of such Seller, all other parties thereto and enforceable in accordance with its terms, and, to the knowledge of such Seller, there exists no event or condition that does or will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party thereunder. Such Seller is in compliance with, and has not breached any term of any such Intellectual Property Licenses and, to the knowledge of such Seller, all other parties to such Intellectual Property Licenses are in compliance with, and have not breached any term of, such Intellectual Property Licenses. Following the Closing Date, Buyer and its subsidiaries will be permitted to exercise all of such Seller’s rights under such Intellectual Property Licenses to the same extent such Seller would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which such Seller would otherwise be required to pay.

(f)           Each Seller has secured valid written assignments from all consultants, employees and other third parties who contributed to the creation or development of Intellectual Property for such Seller (“Creators”) of the rights to such contributions that such Seller does not already own by operation of law, pursuant to which such Seller is the sole owner of all such contributions, including all rights therein. The Creators have not made any filings for or, to the knowledge of such Seller, otherwise taken any steps to secure or acquire any rights to Intellectual Property inconsistent with the assignments referred to in this Section 5.10(f). No third party, including any former employer of any Creator, has any claim to any right, title or interest in any Acquired Intellectual Property that is inconsistent with the assignment to such Seller by such Creator described in this Section 5.10(f), nor has any third party made any filings or taken any other actions inconsistent with such assignment.

(g)           Except as set forth on Schedule 5.10(g), no current or former shareholder, manager, partner, director, officer, employee, agent or distributor of either Seller or any of such Seller’s predecessors in interest will, after the consummation of the transactions contemplated by this Agreement, own or retain any rights in, to, or under any of the Acquired Intellectual Property.

5.11           Books and Records.  All of the books, records, and accounts of each Seller are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements.

5.12           Disclosure.  No representation or warranty by either Seller in this Agreement or in any Schedule or Exhibit of this Agreement, or any statement, list or certificate furnished or to be furnished by either Seller pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

ARTICLE 6
Certain Covenants

6.1           Press Releases.  Except as required by applicable Legal Requirements, neither Sellers, on the one hand, nor Buyer, on the other hand, shall make any press release or public announcement or statement with respect to the transactions contemplated by this Agreement without the prior written consent and approval of the other.  The parties hereto shall consult with and cooperate with the other parties hereto with respect to the content and timing of all press releases and other public announcements or statements, and any oral or written statements to either Seller’s employees concerning this Agreement and the transactions contemplated hereby.

6.2           Cooperation.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement or any Transaction Document and the transactions contemplated herein and therein, each party hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the requesting party’s cost and expense (unless the requesting party is entitled to indemnification therefor under Article 8 below).

6.3           Confidentiality.  Each Seller, each of their respective Affiliates, and each shareholder, member, director, manager, officer, employee, agent, and representative of each of the foregoing (each of the foregoing, a “Restricted Party”), shall treat and hold confidential any information concerning the Business, the Acquired Assets or the related affairs of either Seller that is not already generally available to the public, including the existence and terms of this Agreement (collectively, “Confidential Information”), refrain from using any of the Confidential Information except in connection with this Agreement and the Transaction Documents, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in his, her, or its possession.  In the event any Restricted Party is requested or required pursuant to oral or written question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, then he, she, or it shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.3.  If, in the absence of a protective order or the receipt of a waiver under this Agreement, any Restricted Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then he, she, or it may disclose the Confidential Information to the tribunal; provided, however, that he, she, or it shall use his, her, or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment is accorded to such portion of the Confidential Information required to be disclosed as Buyer may designate.

6.4           Non-Competition and Non-Solicitation Covenants.

(a)           During the period which shall commence as of the Closing and shall terminate on the third anniversary of the Closing Date (the “Restricted Period”), no Restricted Party shall:

(i)           Anywhere in the Business Area, directly or indirectly (including through any Affiliate of any Restricted Party), own, operate, or control as an owner, partner, principal or member of the board of directors of, any Competitor.

(ii)           Invest in, or otherwise provide or assist in providing financing to, any Competitor.

(iii)           Directly or indirectly (including through any Affiliate of any Restricted Party), (A) solicit, induce or attempt to induce any franchisee, customer, supplier or other third party to cease doing business in whole or in part with Buyer or any of its Affiliates with respect to the Business; (B) attempt to limit or interfere with any agreement or relationship existing between Buyer or any of its Affiliates with respect to the Business with any franchisee, customer, supplier or other third party; (C) disparage or take any actions that are harmful to the business reputation of the Business, Buyer, or any of its Affiliates (or their respective management teams); or (D) acquire or attempt to acquire any business that Buyer or any of its Affiliates has identified to any Restricted Party as, or the Restricted Party otherwise learns is, a potential acquisition target (an “Acquisition Target”) or take any action to induce or attempt to induce any Acquisition Target to complete any acquisition, investment or other similar transaction with any other Person other than Buyer or any of its Affiliates.

(iv)           Hire, retain, employ, or engage any employee, contractor, or consultant of Buyer or any of its Affiliates, or induce or attempt to induce any such employee, contractor, or consultant to leave his, her, or its position or in any way interfere with the relationship between Buyer or any of its Affiliates and any of their respective employees, contractors, or consultants.

(b)           Each Restricted Party agrees that each covenant in this Section 6.4 is reasonable with respect to its duration, geographical area, and scope.  Each Restricted Party also acknowledges and agrees that (i) this Section 6.4 is reasonable and necessary to protect and preserve Buyer’s and the Business’s legitimate business interests and the value of the Business, and to prevent an unfair advantage from being conferred on any Restricted Party; and (ii) Sellers (in addition to any responsibility owed by any Restricted Party that commits a breach hereunder) shall be responsible for any breach of this Section 6.4 by any Restricted Party.

(c)           Notwithstanding the foregoing provisions of this Section 6.4 and the restrictions set forth therein, (i) a Restricted Party may own securities in any Competitor that is a publicly-held corporation, but only to the extent that the Restricted Party does not own, of record or beneficially, more than one percent of the outstanding beneficial ownership of any such Competitor and (ii) a Restricted Party may sell, lease, license, or otherwise transfer to any Person any of the Excluded Assets; provided that, in the case of either of clause (i) or (ii), such Restricted Party is otherwise in compliance with the terms hereof and the terms of any confidentiality or non-disclosure agreement then in effect between any Restricted Party and Buyer or any of its Affiliates.

(d)           Each Restricted Party further agrees that due to the inadequate remedy at law and irreparable injury to Buyer or its Affiliates that may result from the violation of the  covenants contained in this Section 6.4, Buyer and its Affiliates are entitled to enforce their rights and the obligations owed under this Section 6.4 not only by an action or actions for damages, but also by an action or actions for specific performance, temporary, preliminary, or permanent injunctive relief or other equitable relief in order to enforce or prevent any violations or breaches (whether anticipatory, continuing or future) of this Section 6.4.  Nothing herein contained shall be construed as prohibiting Buyer or any of its Affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the breaching party.  Each Restricted Party further agrees that the Restrictive Period shall be extended by an amount of time equal to the time that such Restricted Party was in breach of this Section 6.4.  If any court of competent jurisdiction determines that any of the covenants and agreements contained in this Section 6.4, or any part hereof, are unenforceable because of the character, duration or geographic scope of such provision, such court shall have the power to modify the duration or scope of such provision, as the case may be, and, in its modified form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

6.5           Names and Logos.  Immediately following Closing, each Seller shall change its corporate name to remove any reference to the name “Yogurtini” or any other trade name used by either Seller or any name derived from or confusingly similar to any such names.  As promptly as practicable following the Closing Date, each Seller shall file in all jurisdictions in which it is qualified to do business any documents necessary to reflect such change of name or to terminate its qualification therein.  In connection with enabling Buyer to use the current corporate name of each Seller, each Seller shall deliver to Buyer all consents related to such change of name as may be requested by Buyer and shall otherwise cooperate with Buyer.  From and after the Closing Date, each Seller shall immediately cease the use (in any format or medium) of such name or any variations thereof for all business purposes whatsoever (except that such name may be referred to as a former name in any Tax or other filing required to be made with any Governmental Authority).  Immediately following Closing, each Seller shall remove from the Excluded Assets all names, service marks, service names, logos, and similar proprietary rights included in the Acquired Assets.

6.6           Post-Closing Treatment of Buyer.  It is currently contemplated the immediately following Closing U-Swirl, Inc., a Nevada corporation (“U-Swirl”), will purchase all of the outstanding membership interests of Buyer pursuant to a Membership Interest Purchase Agreement, dated as of the date hereof, between U-Swirl and Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (“RMCF”).  As a result of such transaction and a related transaction, RMCF will become a majority shareholder of U-Swirl.  Prior to December 31, 2013, RMCF will cause U-Swirl to either (i) dissolve Buyer so that all of Buyer’s assets will be held directly by U-Swirl and U-Swirl will affirmatively assume all of Buyer’s obligations under this Agreement, (ii) distribute all of Buyer’s assets to U-Swirl and condition such distribution on U-Swirl’s assumption of all of Buyer’s obligations under this Agreement, (iii) distribute Buyer’s assets or the membership interests in Buyer to U-Swirl International, Inc., and condition such distribution on U-Swirl’s assumption of all of Buyer’s obligations under this Agreement, or (iv) enter into a corporate guaranty of Buyer’s obligations under Section 2.5 hereof, in a form mutually acceptable to U-Swirl and the Sellers.

ARTICLE 7
Closing

7.1           Closing; Time and Place.  The closing of the transactions contemplated by this Agreement (“Closing”) shall take place on the date of this Agreement (the “Closing Date”), at the offices of Perkins Coie LLP, 1900 Sixteenth Street, Suite 1400, Denver, Colorado 80202, at a time mutually determined by Sellers and Buyer.

7.2           Sellers’ Obligations.  At Closing, Sellers shall deliver or cause to be delivered the following:

(a)           Bill of Sale and Assignment.  To Buyer, an executed Bill of Sale and Assignment in the form of Exhibit 7.2(a).

(b)           Evidence of Corporate Actions.  To Buyer, certified corporate and limited liability company resolutions, or other evidence reasonably satisfactory to Buyer, that each Seller has taken all action necessary to authorize the execution of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(c)           Required Consents.  To Buyer, evidence, in form and substance satisfactory to Buyer, that there have been obtained all consents, approvals and authorizations required for the consummation of the transactions contemplated by this Agreement.

(d)           Releases of Encumbrances.  To Buyer, releases, in form and substance satisfactory to Buyer, of all Encumbrances affecting any of the Acquired Assets other than Permitted Encumbrances.

(e)           Independent Contractor Agreement.  To Buyer, an Independent Contractor Agreement, in the form of Exhibit 7.2(f) (the “Independent Contractor Agreement”), executed by an officer of YHI, Inc.

(f)           Other.  Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

7.3           Buyer’s Obligations.  At Closing, Buyer shall deliver or cause to be delivered the following:

(a)           Payment.  To each Seller, an amount equal to each Seller’s Applicable Percentage of the Closing Purchase Price minus the Holdback Amount minus the Advertising Amount, by wire transfer of immediately available funds to an account or accounts designated by Sellers in writing.

(b)           Advertising Amount.  To a newly segregated bank account created by, and for the benefit of, the Buyer, the Advertising Amount.

(c)           Assumption Agreement.  To Sellers, an executed Assumption Agreement in the form of Exhibit 7.3(d).

(d)           Evidence of Corporate Actions.  To Sellers, certified resolutions of the sole member of Buyer, or other evidence reasonably satisfactory to Sellers that Buyer has taken all action necessary to authorize the execution of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(e)           Independent Contractor Agreement.  To YHI, Inc., the Independent Contractor Agreement executed by Buyer.

(f)           Other.  Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

ARTICLE 8
Indemnification

8.1           Indemnification by Sellers.  From and after Closing, each Seller shall jointly and severally indemnify and hold harmless Buyer, its Affiliates, officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be (each, a “Buyer Indemnitee”), from and against any and all Losses arising out of or resulting from:

(a)           any representations and warranties made by either Seller in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

(b)           any failure by either Seller to perform any of its covenants, agreements, or obligations in this Agreement;

(c)           the activities and operations of either Seller prior to Closing;

(d)           the employment by either Seller of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services;

(e)           any Excluded Assets or Excluded Liabilities;

(f)           Taxes of either Seller; and

(g)           any New Store Expenses.

If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, an Encumbrance, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Buyer, in addition to any indemnity obligation of each Seller under this Section 8.1, each Seller shall be jointly and severally obligated to furnish a bond sufficient to obtain the prompt release of such Encumbrance, attachment, garnishment or execution within five days from receipt of notice relating thereto.

8.2           Indemnification by Buyer.  From and after Closing, Buyer shall indemnify and hold harmless each of the Sellers, their Affiliates, officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be (each, a “Seller Indemnitee”), from and against any and all Losses arising out of or resulting from:

(a)           any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

(b)           any failure by Buyer to perform any of its covenants, agreements, or obligations in this Agreement;

(c)           the employment by Buyer of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services; and

(d)           the Assumed Liabilities.

8.3           Procedure for Indemnified Third Party Claim.  Promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (each an “Indemnitee”) of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Section 8.1 or Section 8.2, as applicable, the Indemnitee shall give written notice thereof to the other party (such other party, whether Buyer on the one hand or the Sellers jointly and severally on the other hand, the “Indemnifying Party”), and thereafter shall keep the Indemnitee reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced thereby.  If any Litigation shall be commenced against any Indemnitee by a third party, the Indemnifying Party shall be entitled to participate in such Litigation and, at the Indemnifying Party’s option, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnifying Party’s sole expense; provided, however, that the Indemnifying Party shall not have the right to assume the defense of any Litigation if (i) the Indemnitee shall have one or more legal or equitable defenses available to it which are different from or in addition to those available to the Indemnifying Party, and, in the reasonable opinion of the Indemnitee, counsel for the Indemnifying Party could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Indemnifying Party, (ii) such Litigation is reasonably likely to have a material adverse effect on any other matter beyond the scope or limits of the indemnification obligation of the Indemnifying Party, or (iii) the Indemnifying Party shall not have assumed the defense of the Litigation in a timely fashion (but in any event within thirty days of notice of such Litigation).  If the Indemnifying Party shall assume the defense of any Litigation, the Indemnitee shall be entitled to participate in any Litigation at its sole expense, and the Indemnifying Party shall not settle such Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the Indemnitee, from all liability with respect to the matters that are subject to such Litigation, or otherwise shall have been approved reasonably by the Indemnitee.

8.4           Payment of Indemnification Amounts.  Amounts payable pursuant to Section 8.1 or Section 8.2 shall be payable by the Indemnifying Party as incurred by the Indemnitee, and shall bear interest at the Prime Rate from the date the Losses for which indemnification is sought were incurred by the Indemnitee until the date of payment of indemnification.

8.5           Survival of Representations and Warranties.  The representations and warranties of Buyer and Sellers in this Agreement shall survive Closing indefinitely.

8.6           Knowledge and Investigation.  All representations, warranties, covenants, obligations, agreements and indemnities of the parties contained in this Agreement and in the Transaction Documents shall be deemed material and relied upon by the parties and the Indemnitees, regardless of any knowledge or investigation or any representation made by such party, and none will be waived by any failure to pursue any action or consummation of the transactions contemplated by this Agreement.

8.7           Offset.  Buyer may at its option offset any Losses for which it is entitled to indemnification under this Article 8 against the Contingent Purchase Price.

ARTICLE 9
Miscellaneous Provisions

9.1           Expenses.  Except as otherwise provided in Section 9.12 or elsewhere in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

9.2           Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.  The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

9.3           Notices.  All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement or any Transaction Document shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, or delivered by recognized overnight courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

To Sellers:

YHI Inc.
725 S. Rural Road, Suite 120
Tempe, Arizona 85281
Attention: Alan Stribling, Chief Executive Officer
Facsimile:   _______________________

Copies (which shall not constitute notice):

James A. Kuzmich, PLLC
633 E. Ray Road, Suite 106
Gilbert, Arizona  85296
Attention:  James A. Kuzmich, Esq.
Facsimile:  (480) 718-8146

To Buyer:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 81303
Attention:  Bryan Merryman, Chief Operating Officer
Facsimile:  970-382-2218

Copies (which shall not constitute notice):

Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
Attention:  Sonny Allison
Facsimile:  303-291-2400

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 9.3.  Such notice shall be effective when received.

9.4           Entire Agreement; Amendments.  This Agreement together with the other Transaction Documents embodies the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto.  This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

9.5           Binding Effect; Assignment.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors, heirs, and permitted assigns.  No party hereto may assign or delegate either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of Buyer (in the case of an assignment by any Seller) or Sellers (in the case of an assignment by Buyer); provided, however, that Buyer may: (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates; (ii) designate one or more of its Affiliates to perform its obligations under this Agreement (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations under this Agreement); or (iii) assign this Agreement, or any or all of Buyer's rights, interests, and/or obligations under this Agreement, to U-Swirl, Inc. or its Affiliates.

9.6           Headings, Schedules, and Exhibits.  The section and other headings in this Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement.  Reference to Schedules or Exhibits shall, unless otherwise indicated, refer to the Exhibits and Schedules attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.  Any item that could be deemed to be properly disclosable on more than one Schedule to this Agreement shall be deemed to be properly disclosed on all such Schedules if it is disclosed in reasonable detailed on any Schedule to the Agreement.

9.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

9.8           Governing Law.  The validity, performance, and enforcement of this Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.

9.9           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction does not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.10           Third Parties; Joint Ventures.  Except as set forth in Section 6.4 and Article 8, this Agreement does not confer any rights or remedies upon any Person other than the parties hereto and their respective successors, heirs, and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

9.11           Construction.  This Agreement has been negotiated by Buyer and Sellers and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

9.12           Attorneys’ Fees.  If any Litigation between Sellers, on the one hand, and Buyer, on the other hand, with respect to this Agreement or the transactions contemplated hereby shall be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment shall be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys’ fees and costs and expenses of litigation.

[Signature Page Follows]

Buyer and Sellers have executed this Agreement as of the date first written above.

SELLERS:

YHI INC.

By: /s/ Alan L. Stribling
Name:  Alan L. Stribling
Title:  Chief Executive Officer

YOGURTINI INTERNATIONAL, LLC

By: /s/ Alan L. Stribling
Name:  Alan L. Stribling
Title:  Managing Member

BUYER:

ULYSSES ASSET ACQUISITION, LLC

By: Rocky Mountain Chocolate Factory, Inc., its sole member

By: /s/ Bryan J. Merryman
Name:  Bryan J. Merryman
Title: Chief Financial Officer

FOR PURPOSES OF SECTION 6.6 ONLY:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: /s/ Bryan J. Merryman
Name:  Bryan J. Merryman
Title: Chief Financial Officer

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Definitions

Unless the context otherwise requires, the terms defined in this Exhibit A shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“2013 Amount” has the meaning given in Section 2.5(a).

“2014 Amount” has the meaning given in Section 2.5(a).

“Acquired Assets” has the meaning given in Section 2.1.

“Acquired Contracts” has the meaning given in Section 2.1(a).

“Acquired Governmental Permits” has the meaning given in Section 2.1(c).

“Acquired Intellectual Property” has the meaning given in Section 2.1(b).

“Acquisition Target” has the meaning given in Section 6.4(a).

“Advertising Amount” means $18,069.98.

“Affiliate” means with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

“Applicable Percentage” means, with respect to YHI, 99.9% and with respect to Yogurtini, 0.1%.

“Applicable Store” means a Yogurtini franchise store operating in any given calendar year pursuant to an Acquired Contract that generates at least $300,000 of sales, calculated in accordance with GAAP, on which royalties of $15,000 or more are due from the applicable franchisee during such calendar year.

“Assumed Liabilities” has the meaning given in Section 2.3.

“Business Area” means anywhere in the world.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

“Buyer Indemnitee” has the meaning given in Section 8.1.

“Closing” has the meaning given in Section 7.1.

“Closing Date” has the meaning given in Section 7.1.

“Closing Purchase Price” has the meaning given in Section 2.4.

“Competitor” means any Person that, directly or indirectly, including through an Affiliate, competes with, is attempting to compete with, or conducts a business similar to, the Business.

“Confidential Information” has the meaning given in Section 6.3.

“Contingent Purchase Price” has the meaning given in Section 2.5(a).

“Contingent Purchase Price Payment” has the meaning given in Section 2.5(b).

“Contingent Purchase Price Statement” has the meaning given in Section 2.5(b).

“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation, or agreement, and any oral obligation, right, or agreement.

“Encumbrance” means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract, or otherwise.

“Escrow Agent” means Wells Fargo Bank, N.A.

“Excluded Assets” has the meaning given in Section 2.2.

“Excluded Liabilities” has the meaning given in Section 2.3.

“Financial Statements” has the meaning given in Section 5.7.

“GAAP” means United States generally accepted accounting principles consistently applied.

 “Governing Documents” means (i) with respect to YHI, its articles of incorporation and bylaws, and (ii) with respect to Yogurtini, its articles of organization and operating or limited liability company agreement, in each case, in effect as of the Closing Date.

“Governmental Authority” means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, self-regulatory organizations and stock exchanges, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities.

“Holdback Amount” means $115,952.00.

“Indemnifying Party” has the meaning given in Section 8.3.

“Indemnitee” has the meaning given in Section 8.3.

“Independent Contractor Agreement” has the meaning given in Section 7.2(f).

“Intellectual Property” means all (i) trademarks, trademark applications, service marks, service mark applications, trade and other marks and names (either registered, common law or registration applied for); (ii) copyright registrations and applications; (iii) patents, patent applications and patent rights; (iv) copyrights; (v) software and computer programs; (vi) domain names and URL’s; and (vii) other technology or intellectual property rights of any kind or nature.

“Judgment” means any judgment, writ, order, injunction, award, or decree of any court, judge, justice, or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

“knowledge” of any Person of or with respect to any matter means that such Person (if a natural person) or any of the officers, directors, managers, or members of such Person (if not a natural Person) has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter.

“Legal Requirements” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, applied, or followed by any Governmental Authority, including Judgments.

“Litigation” means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other activity or procedure that could result in a Judgment.

“Losses” means any claims, losses, liabilities, damages, Encumbrances, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

“Maximum Amount” has the meaning given in Section 2.5(a).

“New Store” has the meaning given in Section 2.2.

“New Store Expenses” means all reasonable expenses actually incurred by Buyer, including training expenses, during any applicable calendar year in connection with the opening of a New Store for which Sellers received an initial franchise fee prior to the date of this Agreement; provided, however, such expenses shall not exceed $6,500 per any single New Store.

“Objection Date” has the meaning given in Section 2.5(b).

“Objection Notice” has the meaning given in Section 2.5(b).

“Person” means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, limited liability company, trust, association, or unincorporated entity of any kind.

“Prime Rate” means the rate announced from time to time by Citibank as its prime rate for loans to commercial customers.

“Purchase Price” has the meaning given in Section 2.4.

“Restricted Party” has the meaning given in Section 6.3.

“Restricted Period” has the meaning given in Section 6.4.

“Royalty Fees” means the royalty fees actually paid by a franchisee to Buyer with respect to any Applicable Store pursuant to an Acquired Contract.

“Seller Indemnitee” has the meaning given in Section 8.2.

“Tax Returns” means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with or maintained or required to be maintained with any Governmental Authority with respect to Taxes.

“Taxes” means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise, or property taxes, together with any interest thereon and any penalties, additions to tax, or additional amounts applicable thereto.

“Transaction Documents” means all instruments, schedules, exhibits and documents executed or delivered by Buyer or Seller or any officer, director, or Affiliate of either of them in connection with this Agreement or the transactions contemplated hereby.

EXHIBIT B

Current Stores

1.	Bell Town, Phoenix, Arizona
2.	Zona Rosa Shopping Center, Kansas City, Missouri
3.	Plaza Colonnade, Kansas City, Missouri
4.	Lee’s Summit, Missouri
5.	Scottsdale Pavillion, Scottsdale, Arizona
6.	Glendale, Arizona
7.	Salina, Kansas
8.	CityScape Center, Phoenix, Arizona
9.	Blue Springs Missouri Independence Center, Missouri
10.	Englewood, Colorado
11.	Loan Tree, Colorado
12.	Highlands Ranch, Colorado
13.	Davie, Florida
14.	Phoenix, Arizona
15.	Miami, Florida
16.	201 W. Maple, Independence, Missouri
17.	Miami and Davie, Florida
18.	Ozark/Nixa trade area of Missouri
19.	Greenville, South Carolina
20.	Lincoln, Nebraska
21.	Alpharetta, Georgia
22.	Goodyear, Arizona
23.	Springfield, Missouri
24.	Denver, Colorado
25.	Independence Center, Independence, Missouri
26.	Smith Town New York
27.	Dupont, Washington
28.	Williams Burg, Virginia
29.	Surprise, Arizona
30.	Overland Park, Kansas

B-1

Exhibit 7.2(a)

BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment (this “Bill of Sale”) is entered into as of January __, 2013, and pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as the date hereof, by and among Ulysses Asset Acquisition, LLC, a Colorado limited liability company (“Buyer”), YHI Inc., an Arizona corporation (“YHI”), and Yogurtini International, LLC, an Arizona limited liability company (“Yogurtini” and, together with YHI, the “Sellers”), for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Buyer, and its successors and assigns, all of their right, title, and interest in and to all of the Acquired Assets.

Nothing contained in this Bill of Sale is intended to provide any rights to Buyer or the Sellers beyond those rights expressly provided to Buyer or the Sellers in the Purchase Agreement.  Nothing contained in this Bill of Sale is intended to impose any obligations or liabilities on Buyer or the Sellers beyond those obligations and liabilities expressly imposed on Buyer or the Sellers in the Purchase Agreement.  Nothing contained in this Bill of Sale is intended to expand or limit any of the rights or remedies available to Buyer or the Sellers under the Purchase Agreement.

Buyer and the Sellers hereby agree to execute and deliver to the other such further instruments of transfer, assignment, delegation and assumption, and take such other action as either the Sellers or Buyer may reasonably request, to more effectively transfer to, assign to, and vest in Buyer each of the Acquired Assets.

This Bill of Sale may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. The parties hereto may sign this Bill of Sale in the original, by facsimile, by .PDF, or by any other generally acceptable electronic means.

This Bill of Sale (i) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except Buyer may assign this Bill of Sale to any affiliate by operation of law or otherwise, and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be duly executed and delivered as of the day and year first written above.

BUYER:

ULYSSES ASSET ACQUISITION, LLC

By:	Rocky Mountain Chocolate Factory, Inc., its sole member

By:
Name:	Bryan J. Merryman
Title:	Chief Financial Officer

SELLERS:

YHI INC.

By:
Name:
Title:

YOGURTINI INTERNATIONAL, LLC

By:
Name:
Title:

Exhibit 7.2(f)
INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is made this _____ day of January, 2013 (the “Effective Date”), by and between Ulysses Asset Acquisition, LLC, a Colorado limited liability company (the “Company”), and YHI, Inc., an Arizona corporation (“YHI”); Yogurtini International, LLC, an Arizona limited liability company (“Yogurtini Intl”); and Alan Stribling, an individual residing in Arizona (“Stribling”).  YHI and Yogurtini Intl are collectively referred to below as “Service Provider.”  The Company, the Service Provider, Stribling are each referred to herein as a “Party” and collectively, the “Parties”.

A.           WHEREAS, the Company desires to engage the Service Provider to provide services to the Company, and the Service Provider desires to accept engagement on the terms and conditions hereinafter stated;

B.           WHEREAS, as a consultant of the Company, the Service Provider will have access to and will become familiar with, acquire knowledge of and develop or maintain the Confidential Information (as defined below) and business relationships, whether currently existing or to be developed in the future, which the Service Provider recognizes permits the Company to enjoy a competitive advantage, and the disclosure and/or use of such Confidential Information by competitors, potential competitors and/or any third-party would cause irreparable harm to the Company;

C.           WHEREAS, Stribling is the Chief Executive Officer of YHI, and he will be personally providing some or all of the services under this Agreement on behalf of YHI;

D.           WHEREAS, Yogurtini Intl is an affiliate of YHI that will provide some services and may receive a fee from the Company as specified below; and

E.           WHEREAS, the Service Provider acknowledges that its execution of this Agreement is a condition precedent and an inducement to the delivery by the Company of the Purchase Price (as defined in that certain Asset Purchase Agreement dated as of January __, 2013 by and among the Company, Service Provider and Yogurtini International, LLC, an Arizona limited liability company (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereto agree as follows:

1.	Marketing Services; Limitations on Marketing Services; Compliance with Laws.

1.1           Marketing Services.  During the term of this Agreement, the Service Provider shall have the right to offer for sale, in strict accordance with this Agreement, Yogurtini franchises to New Franchisees (the “Marketing Services”).

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1.2           Franchise Sales Materials.  Except for those advertisements and other promotional materials provided by the Company to the Service Provider, the Service Provider must not run or otherwise use or disseminate any advertising or other sales materials that contain any of the service marks or trademarks of the Company or are otherwise related to the Yogurtini system (or any of the other Franchise Systems, as defined below) without the prior written approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

1.3           Employees of Service Provider; No Independent Contractors of Service Provider.  The Company acknowledges that Stribling and Natasha Nelson are each employees of the Service Provider who will or may provide the Marketing Services.  If the Service Provider desires to have any other employees of the Service Provider also provide the Marketing Services, it will provide the name of the employee to the Company and obtain the Company’s prior written approval of that employee before the employee begins providing any of the Marketing Services.  The Service Provider agrees that it will not allow any independent contractors of the Service Provider to perform any of the Marketing Services.

1.4           Franchise Agreements and other Agreements with Third Parties.  The Service Provider has no right to enter into any area development agreements, franchise agreements, or any other agreements with any third parties related to the Yogurtini franchise system or any other franchise system owned by the Company or its Affiliates (collectively, the “Franchise Systems”).  Only the Company, and not the Service Provider, has the right to negotiate the terms of an area development agreement, franchise agreement or other agreement of the Yogurtini franchise system (or any of the other Franchise Systems), prepare an area development agreement, franchise agreement, or other agreement with a particular prospect, or deliver an area development agreement, franchise agreement, or other agreement to a prospective area developer or franchisee—except that the Company may provide the Service Provider with drafts or duplicate original agreements for Service Provider to deliver to the prospective franchisee, and/or the Company may request that the Service Provider participate in the negotiation of agreements with prospective franchisees.  Only the Company is permitted to enter into area development agreements, franchise agreements, or any other agreements with any third parties for or related to any of the Franchise Systems.

1.5           Rights Reserved to the Company.  The Service Provider acknowledges that that the Company retains the right to do any or all of the following:

a.           Contract with other brokers or agents who may offer franchises of one or more of the Franchise Systems, other than for offers of Yogurtini franchises.

b.           Directly offer franchises of the Franchise Systems to third parties, other than franchises of the Yogurtini system; even if the Company receives an inquiry about the Yogurtini system.  The Company may also complete the sale of a Yogurtini franchise after an inquiry by a prospective franchisee, but in that situation, the Company will be obligated to pay the Initial Compensation (as defined below) to the Service Provider.  By way of example only, if the Company or its representative receives an inquiry about the Yogurtini system, a representative of the Company may provide to the prospective franchisee information about any of the other Franchise Systems.  If the prospective franchisee decides to move forward towards the purchase of a franchise of a Franchise System other than Yogurtini, the Company can complete the sale and will owe no compensation or have any liability to the Service Provider.  If, however, the prospective franchisee decides to purchase a Yogurtini franchise, the Company will owe the Initial Compensation to the Service Provider.   Despite the language above, if the franchise inquiry is submitted through the website accessible at www.yogurtini.com, the Company’s representative will forward the inquiry to the Service Provider, or otherwise inform the Service Provider of the inquiry, so that the Service Provider can exclusively respond to the prospective franchisee—subject to all the limitations on offers, and restrictions on sales, by the Service Provider in this Agreement.

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c.           Following the Term (as hereinafter defined), directly offer franchises of the Yogurtini system to any third parties, without incurring any obligation to Service Provider (except as may be required below in this Agreement).

d.           Develop and operate, and franchise others to develop and operate, Yogurtini stores, or stores of any of the other Franchise Systems, now or in the future.

e.           At any time, negotiate changes to, and change, the provisions of the U. S. and/or International Franchise Disclosure Document (if applicable), the area development agreements, the franchise agreements, and/or any other documents or agreements provided to new and renewal area developers and franchisees of the Franchise Systems, including a change in the initial franchise fee; and/or change the system or the provisions in the Operations Manual of any of the Franchise Systems.  Service Provider has no right to object to any such change.

f.           Take or refrain from taking any other action, provided that the action or omission does not conflict with the rights granted to Service Provider in this Agreement.

1.6           Approval or Rejection of Prospective Franchisee.                                                                                     After receipt by the Company from the Service Provider of all information about the prospective franchisee that the Company requires, the Company will determine, at its sole determination, whether to approve or deny the prospect’s application for a franchise (whether an area development franchise or one or more single unit franchises).  The Company will make the determination, in good faith, based on the criteria that the Company uses for other prospective area developers and/or franchisees, as applicable.  The Company will use reasonable efforts to make the determination within 30 days after the later of (a) the Company receiving all information about the prospect that the Company requires for making the determination, or (b) the completion of a personal interview of the prospect by a representative of the Company (if one is conducted).  The Service Provider has no right to object to the Company’s denial of an application from any prospect; and the Company will have no liability to Service Provider for any delay in making a determination about whether to grant a franchise to a prospect and/or the denial of any application from any prospect.  After approving or disapproving of a particular prospect for a franchise, the Company will promptly notify the Service Provider.

1.7           Books and Records.  The Service Provider will maintain at its business premises accurate books and records concerning its activities performed pursuant to this Agreement.  Included among those records must be copies of all correspondence sent and received that is related in any way to the offer of a Yogurtini franchise; the name and contact information of any person or entity with whom the Service Provider has any communication (written or oral) about a Yogurtini franchise, including the provision of a Franchise Disclosure Document, the date of the communication, notes of any oral communication, and the result of the communication.  If the Service Provider receives any Franchise Disclosure Document Receipt pages from any person or entity, it will promptly send the document to the Company and retain a copy of the document as a record of the Service Provider.

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1.8           Reports.  The Service Provider will submit to the Company, within 15 days of each month's end, a report, on a form provided by or approved by the Company, of the Service Provider's activities performed pursuant to this Agreement during the prior month; including (1) the names and addresses of all persons/entities (a) provided with Franchise Disclosure Documents and/or sales materials, and (b) contacted in person, by telephone, and/or by e-mail by the Service Provider; and (2) the details of the Service Provider’s franchise sales activities, including any advertising and promotional activities undertaken by the Service Provider.

1.9           Legal Action against Service Provider.  The Service Provider shall notify the Company: (1) within three business days of receiving notification of the commencement of any legal action against it or any Affiliate of it; and (2) prior to the Service Provider of an Affiliate of Service Provider initiating any legal action against a third party that involves or is related in any way to Service Provider’s business, any of the Franchise Systems, or any prospective area developer or franchisee of any of the Franchise Systems.

1.10           Information Provided to Service Provider.  The Company will provide to the Service Provider a copy of the initial Yogurtini Franchise Disclosure Document of the Company after it has been prepared for the Company, issued to the Company by its legal counsel, and been deemed effective for use.  The Company will provide to the Service Provider a copy of each updated or otherwise amended version of the Yogurtini Franchise Disclosure Document of the Company within five business days after it is issued to the Company by its legal counsel and deemed effective for use.  The Company will also provide to Service Provider such other franchise sales materials that the Company believes, at its sole determination, will or may be helpful to the Service Provider in offering Yogurtini franchises.

1.11           Restrictions on Offers of Franchises.

a.           The Service Provider acknowledges and agrees that no Franchise Disclosure Document of the Service Provider or its Affiliates is effective or can be used in any way in the offer or sale of a Yogurtini franchise on or after the Effective Date of this Agreement.

b.           The Service Provider must not make any offers of Yogurtini franchises, or discuss Yogurtini franchises with any third parties, until the Company has prepared its Franchise Disclosure Document for the Yogurtini system and provided a copy of the document to the Services Provider.   The Service Provider must not make any offers of Yogurtini franchises in any of the Registration States or NOI/Exemption States until the Company has informed the Service Provider that the Company and its current version of the Franchise Disclosure Document is effectively registered, or the Company is exempt from registration, in the particular state.  The Company will apply to register, or file a notice of exemption of the Yogurtini franchise in a particular Registration State or NOI/Exemption State, as applicable, upon request from the Service Provider and the Service Provider also paying to the Company (before the applicable documents are prepared) the filing fee for the applicable state.  In addition, if the Service Provider desires to have the Company apply to register the franchise in Illinois or Maryland, the Service Provider must also pay the Company’s legal fees and related costs incurred in applying for and completing the registration process, with $1,000 payable to the Company before the application is prepared, and the remaining legal fees and related costs (as applicable) payable to the Company within 30 days after an invoice is delivered by the Company to the Service Provider.  If the total legal fees and related costs for completing the registration and issuance process for registration in Illinois or Maryland is less than $1,000, the Company will refund the difference to Service Provider within 30 days after the process is completed.  The Service Provider agrees that it will not request registration or qualification of the franchise in a particular state unless it reasonably believes that it can identify future likely Yogurtini franchisees; such as because the Service Provider has received some indication of interest from a bona fide third party prospective franchisee in that state.  Company will have no liability to the Service Provider if it is unsuccessful in registering or otherwise qualifying the Yogurtini franchise in a particular state.

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c.           The Service Provider must cease distributing Franchise Disclosure Documents, and otherwise cease making offers of franchises, in one or more states if the Company notifies the Services Provider of a situation in which offers must stop (such as because of changes in the company or the Yogurtini system, an expiration of a franchise registration, pending litigation by or against the Company, or a government agency action); and the cessation of offers must continue until the Company advises the Service Provider that offers of franchises can resume.  The Service Provider must not distribute any Franchise Disclosure Document for the Yogurtini system after the Company has advised it that the Company needs to update or otherwise revise the document.  Thereafter, the Service Provider will only distribute a new version of the Franchise Disclosure Document for the Yogurtini system provided to it by the Company.

1.12           No Subfranchisor Relationship.  The Service Provider is not permitted to act as a subfranchisor of the Company in any state or foreign jurisdiction (or otherwise act in any capacity that requires a franchise disclosure document of the Service Provider to be prepared and provided to any prospective franchisees).

1.13           No Financial Performance Representations.  The Service Provider is prohibited from making any Financial Performance Representations, as that term is defined in the FTC Franchise Rule; except as follows:  If the Company decides, in its sole determination, to make a Financial Performance Representation it will provide that Financial Performance Representation to the Service Provider, and in that situation, the Service Provider may make that, and only that, specific Financial Performance Representation.

1.14           No Untrue Statements or Misrepresentations by Service Provider.  The Service Provider must not make any untrue statements or misrepresentations, or omit to disclose material facts, to the Company, any prospective franchisees, or any governmental authorities.

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1.15           Joint Preparation of Documents. If laws or regulations governing the Service Provider’s activities pursuant to this Agreement require the preparation, amendment, or filing of information or documents by the Service Provider or by the Company that includes information about the Service Provider, including an appointment of a franchise sales agent/broker and broker information in the Franchise Disclosure Document of the Yogurtini system, the Company and the Service Provider will each cooperate with the other party in the preparation of the information and/or documents; subject to the prohibition above on the Service Provider becoming a subfranchisor of the Company (i.e, no subfranchisor franchise disclosure documents will be prepared).

1.16           Website.  The Service Provider must not (a) establish any website, nor (b) otherwise use any service marks or trademarks of the Yogurtini system or advertise or promote its Service Provider business on the Internet; except with the Company’s prior written approval, which approval may be withheld by the Company for any reason.  Any website of the Service Provider must comply with standards specified by the Company from time to time.  The Company shall promptly forward to the Service Provider all franchise inquiries generated through the Yogurtini website, which website may be accessed via the Internet address www.yogurtini.com, and possibly via one or more other Internet domain names, at the Company’s sole determination.

1.17           Service Provider Developments.

a.           The Service Provider agrees that all Service Provider Developments (as defined below) will be solely owned by Company or an Affiliate of the Company and will inure to the benefit of Company or the Affiliate of the Company, as applicable.    References to the Company below in this Section 1.17 are to the Company or the Affiliate of the Company, as applicable.

b.           The Service Provider sells, assigns, and transfers to Company, its successors, and assigns all of the Service Provider’s right, title, and interest in any Service Provider Development (whether registerable or not).

c.           Without limiting the generality of the prior statements, the Service Provider agrees to do all of the following:

1.           Disclose to Company in writing any Service Provider Development.

2.           Assign to Company or to a party designated by Company, at the Company's request and without additional compensation, all of the Service Provider's rights (including all copyrights, trademarks, patents, and other intellectual property rights) to the Service Provider Development for the United States and all foreign jurisdictions.

3.           Execute and deliver to Company such applications, assignments, and other documents as Company may request related to the Company applying for and obtaining in the United States and any foreign jurisdictions patents, copyright registrations, trademark registrations, or other registrations with respect to any Service Provider Development.

4.           Sign all other papers necessary to carry out the obligations above.

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5.           Give testimony and render any other assistance, but without expense to the Service Provider, in support of Company's rights to any Service Provider Development.

2.	Definitions.

2.1.           “Affiliate” means with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which directly or indirectly Controls, is Controlled by or is under common Control with such party.

2.2.           “Competing Business” means (i) a business that is engaged in the operation or franchising of frozen yogurt stores, or (ii) any other business in which the Company or any of its Subsidiaries or Affiliates is engaged during the Term (as defined in Section 3).

2.3.           “Confidential Information” means confidential or proprietary information and/or techniques of the Company or its Subsidiaries or Affiliates entrusted to, developed by, or made available to Service Provider, whether in writing, in computer form, reduced to a tangible form in any medium, or conveyed orally, that is not generally known to the public or in the food service industry.  Examples of Confidential Information include, without limitation: (i) sales, sales volume, sales methods, sales proposals, business plans or statements of work; (ii) Customers, Prospective Customers, and Customer records, including contact, preference and other Customer information; (iii) costs and general price lists and prices charged to specific Customers; (iv) the names, addresses, contact information and other information concerning any and all brokers, vendors and suppliers and prospective brokers, vendors and suppliers; (v) pricing information; (vi) terms of contracts; (vii) non-public information and materials describing or relating to the business or financial affairs of the Company or its Subsidiaries or Affiliates, including but not limited to, financial statements, budgets, projections financial and/or investment performance information, research reports, personnel matters, products, services, operating procedures, organizational responsibilities and marketing matters, policies or procedures; (viii) information and materials describing existing or new processes, products and services of the Company or its Subsidiaries or Affiliates, including marketing materials, analytical data and techniques, and product, service or marketing concepts under development, and the status of such development; (ix) the business or strategic plans of the Company or its Subsidiaries or Affiliates; (x) the information technology systems, network designs, computer program code, and application practices of the Company or its Subsidiaries or Affiliates; and (xi) acquisition candidates of the Company or its Subsidiaries or Affiliates or any studies or assessments relating thereto.  For clarification, Confidential Information includes all confidential and proprietary information of the Service Provider and its Subsidiaries or Affiliates that was used in, or was related to, the Yogurtini system prior to the Effective Date of this Agreement; except that Confidential Information does not include information that, other than as a result of a breach by Service Provider of this Agreement, is or becomes generally known to and available for use by the public or in the food service industry.

2.4.           “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the power to direct the management and policies of another person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

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2.5.           “Covered Entity” means every Affiliate of the Service Provider, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which the Service Provider has an investment (whether through debt or equity securities), or maintains any capital contribution or has made any advances to, or in which any Affiliate of the Service Provider has an ownership interest or profit sharing percentage.  The agreements of the Service Provider contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement.

2.6.           “Customer” means all of the Company’s and its Affiliate’s franchisees in the Yogurtini system and any of its other Franchise Systems.

2.7.           “Discharge For Cause” means termination of the engagement of Service Provider for any one or more of the following acts by the Service Provider or an employee of the Service Provider during the term of this Agreement: (i) willful and repeated misfeasance or nonfeasance of assigned duties, which includes not following the reasonable direction of the Company’s Board of Directors or the Service Provider’s direct supervisor; (ii) refusal to perform its assigned duties that is not fully corrected or cured within seven days (if such misfeasance or nonfeasance is capable of being fully corrected or cured within such seven-day period) after notice thereof is given to the Service Provider; (iii) engaging in illegal conduct, or making false statements to the Company, a prospective franchise, or a government agency; (iv) fraudulent conduct related to the Marketing Services; (v) conviction of a felony, or of any other offense that the Company reasonably believes would have to be disclosed in a Franchise Disclosure Document if committed by a franchisor or a director or officer of a franchisor; (vi) breach of any provision of this Agreement, the Purchase Agreement, or any other agreement of the Service Provider made in connection with the transactions contemplated by the Purchase Agreement, and (v) engaging in a Competing Business without the prior written consent of the Company’s Board of Directors.

2.8.           “Holdback” means 15% of the Master License Fee actually received by the Company will be retained by the Company and not paid to Yogurtini Intl until the first Yogurtini store begins operating in India under the provisions of the India Master License Agreement.

2.9.           “Licenses” means any and all state, federal or local permits, licenses, registrations, authorizations, qualifications, approvals, certificates, orders or non-disapprovals necessary or required in order to sell a “Yogurtini” franchise.

2.10.           “New Franchisee” means any new franchisee of a “Yogurtini” frozen yogurt store that becomes a new franchisee after the date of this Agreement solely as a result of the Service Provider’s efforts to sell such franchisee to the New Franchisee.

2.11.           “New Store Expenses” means all reasonable expenses actually incurred by the Company, including training expenses, during any applicable calendar year in connection with the opening of a New Store; provided, however, that such expenses shall not exceed $6,500 per any single new “Yogurtini” franchise sold to a New Franchisee.

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2.12.           “NOI/Exemption States” are Connecticut, Florida, Kentucky, Michigan, Nebraska, Texas, and Utah; and any other states that require an exemption or notice filing to qualify a franchise in that state.

2.13.           “Prospective Customer” means any person or entity with whom the Company or any of its Subsidiaries or Affiliates has communicated or whom the Company or any of its Subsidiaries or Affiliates has solicited for the purposes of obtaining such person or entity as a Customer and/or whom the Company or any of its Subsidiaries or Affiliates has analyzed concerning potential of such person or entity to become a Customer, at any time during the two (2) year period prior to the date hereof or at any time during the Term, as indicated in one or more written documents provided by the Company to the Service Provider.

2.14.           “Service Provider Developments” means any invention, discovery, design, idea, copyrightable work, trademark or service mark, patent, information, material or other development which is or was conceived, discovered, created, reduced to practice or otherwise developed by Service Provider, either solely or with others:  (a) within the scope of the Service Provider’s engagement with the Company, (b) with the use of materials, technology, information, facilities, equipment or other resources of the Company or its Subsidiaries, or (c) relating to any past, present or contemplated publication, product or activity of the Company or any of its Subsidiaries or Affiliates of which Service Provider has knowledge while engaged by the Company.  Examples of Service Provider Developments include, without limitation, (i) customer proposals and statements of work, (ii) contact, preference and other information relating to Customers, and Prospective Customers, (iii) business and marketing plans and research results, (iv) cost and pricing information, (iv) computer program code, architectures, specifications and documentation, (vi) system and network designs and configurations, (vii) technical memoranda, specifications, designs, manuals and research results, (viii) concepts, processes, machines, technologies, algorithms, ideas and concepts, (ix) writings, drawings, graphic works and audiovisual works, and (xi) trademarks, service marks, and trade names.

2.15.           “Registration States” are California, Hawaii, Illinois, Indiana, Maryland, Minnesota, New York, North Dakota, Rhode Island, South Dakota, Virginia, Washington, and Wisconsin; and any other state that requires franchise registration in that state.

2.16.            “Subsidiary” means any corporation, trust, general or limited partnership, limited liability company, limited liability partnership, firm, company or other business enterprise in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting stock or any other class of securities having the power to elect directors.

2.17.           “Territory” means any state in which the Company or its Subsidiaries or Affiliates conduct their business.

3.           Term.  The term of this Agreement begins on its Effective Date and continues for one year (the “Initial Term”).  The Service Provider shall have the right to extend the term of this Agreement for an additional one-year period if the Company enters into franchise agreements with twelve or more New Franchisees during the Initial Term (“Extension”).  The Initial Term will be further extended only with the agreement of the Company and the Service Provider to do so, and then only as agreeable to both parties.  The Initial Term and any such extended term are referred to herein as the “Term.”  Notwithstanding the foregoing, the Term shall be automatically extended an amount of time equal to any time period that the Service Provider is prohibited from offering any franchises pursuant to Section 1.11, above; except if the cessation of offers of franchises is caused in whole or in part by an act or omission by the Service Provider.

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4.	Consideration.

4.1           In consideration of the Marketing Services provided hereunder, the Company shall pay to the Service Provider a fee equal to (a) the actual amount of the initial franchise fee (as defined in the applicable franchise agreement) paid to the Company by any New Franchisee minus (b) the New Store Expenses (the “Initial Compensation”).  The Initial Compensation will be due to the Service Provider within fourteen (14) days after receipt by the Company of the initial franchise fee from any New Franchisee.  Within fourteen (14) days after final determination by the Company of New Store Expenses related to any New Franchisee for which Initial Compensation was paid to the Service Provider, the Service Provider will pay to the Company the difference, if any, between $6,500.00 minus the applicable New Store Expenses.

4.2           The Service Provider acknowledges and agrees that the Company is entitled to operate the Company's business as it chooses in its sole discretion and the Company is not required to undertake any specific actions with respect to the Company's operations, or to accept or enter into a franchise agreement with any New Franchisee.  Notwithstanding the foregoing, if the Company enters into a franchise agreement with any New Franchisee within one year following the Company’s refusal to otherwise enter into a franchise agreement with such New Franchisee, the Service Provider shall be entitled to the Initial Compensation as if the New Store Franchisee had been originally accepted by the Company.

4.3           Notwithstanding the foregoing or anything to the contrary contained herein, the Company acknowledges that prior to the date of this Agreement and the Purchase Agreement, the Service Provider has been engaged in active negotiations with Jasmine Consultancy PVT. LTD. (the “Prospective Licensee”) to enter into a master license agreement for the use of the Yogurtini name and systems throughout India (the “Indian License Agreement”).  The Service Provider understands and agrees that it is not entitled to enter into any agreement with the Prospective Licensee, unless the Company gives its prior written consent to the Service Provider allowing the Service Provider to do so; which consent may be withheld by the Company for any reason.  The Company acknowledges that Yogurtini Intl shall be entitled to receive from the Company the total Master License Fee (as defined in the Indian License Agreement) actually received by the Company, but subject to the Holdback, provided (i) that the Company and the Prospective Licensee enter into the Indian License Agreement within 120 days following the Effective Date of this Agreement (the “Close Period”), and (ii) the executed Indian License Agreement is in a form as attached to this Agreement as Exhibit A, but with all changes required by the Company, or desired by the Prospective Licensee that are acceptable to the Company.  The Company agrees that it will not require any changes be made to the Agreement in bad faith; nor will the Company agree to any change in the Master License Fee without the written consent of the Service Provider.  The Service Provider will be permitted to engage in negotiations with the Prospective Licensee, and the Company will reasonably cooperate with the Service Provider in the negotiations, provided that the Company will not incur, or the Service Provider will reimburse the Company for, any expense related to the negotiations other than legal fees incurred in making changes to the form of Indian License Agreement in Exhibit A to this Agreement.  The Company, and not the Service Provider, will have sole the right to make or refuse to make changes to the Indian License Agreement, subject to the restrictions above in this Section 4.3.  The Company shall be responsible for its costs and expenses in making changes to the form of Indian License Agreement in Exhibit A, and for costs related to the execution of the Indian License Agreement.  The Service Provider will be responsible for all its costs incurred in negotiating, and if applicable, executing, the Indian License Agreement.  Additionally, the Service Provider shall be responsible for all actual and reasonable costs of International (as defined in the Indian License Agreement) under the Indian License Agreement.  If the Indian License Agreement is not executed by the Company (or if applicable, Yogurtini Intl) and the prospective licensee during the Close Period, but the Company or any of its Affiliates or Subsidiaries enters into a similar license agreement with the Prospective Licensee or its Affiliate (as defined in the Indian License Agreement) within ninety (90) days following the Close Period, the Company shall pay to the Service Provider fifty percent (50%) of the Master License Fee.

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5.           Independent Contractors.  The Parties are and shall remain at all times independent contractors of the other, and neither Party is a partner, joint venture, employee, agent or representative of the other.  Neither Party shall be entitled to or be qualified under any employee benefit plans, including, but not limited to pension, health and insurance plans provided by the other Party for its employees.  Neither Party nor its employees is authorized and neither Party nor its employees, agents or representatives shall at any time attempt to act on behalf of the other Party or to bind the other Party in any manner whatsoever to any obligations, liabilities or commitments.  Neither Party nor its employees, agents, or representatives shall engage in any acts which may reasonably lead any person to believe that such Party is a partner, joint venture, employee, agent or representative of the other Party, its parent entities, Subsidiaries or Affiliates.  Each Party agrees to give prompt written notice to the other Party upon learning of any confusion by any third party as to the relationship of the Company and the Service Provider.  This Agreement does not bind either Party to enter into any other contract or relationship with the other Party, or to provide services to the other Party, other than the Marketing Services expressly set forth in this Agreement.

6.           Assignment; Binding Effect.  The Service Provider may not assign or delegate this Agreement or its rights and obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the Company.  Any attempted assignment by the Service Provider in violation of this Section 6 shall be null and void.  The Company may assign or otherwise transfer, without consent by the Service Provider, this Agreement and its rights and obligations under this Agreement to any Affiliate of the Company, or to any other party that acquires substantially all of the assets of the Yogurtini system; provided that any such assignee agrees in writing to assume all of the Company’s obligations hereunder.  The assignment by the Company will be binding on Service Provider upon the Company giving written notice to the Service Provider, Subject to the foregoing restrictions, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

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7.	Confidentiality.

7.1.           At all times both during engagement of the Service Provider with the Company, and after the engagement with the Company has ended for any reason, the Service Provider agrees that it will not, either directly or indirectly, and the Service Provider will not permit any Covered Entity which is Controlled by the Service Provider to, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide the Confidential Information to any person, firm, corporation, reporter, author, producer or similar person or entity; (ii) take any action that would make available Confidential Information to the general public in any form; (iii) take any action that uses Confidential Information to solicit any Customer or Prospective Customer; or (iv) take any action that uses Confidential Information for solicitation or marketing for any service or product or on the Service Provider’s behalf or on behalf of any entity other than the Company or any of its Subsidiaries or Affiliates with which the Service Provider may become associated; except in any situation, (a) as expressly permitted by the Company to enable the Service Provider to perform the Marketing Services, and (b) to the extent necessary to comply with any law, order, regulation, ruling or governmental request applicable to the Service Provider or any Covered Entity which is Controlled by the Service Provider.  In the event that the Service Provider or any such Covered Entity which is Controlled by the Service Provider is required to disclose Confidential Information pursuant to the foregoing exception (b), the Service Provider shall promptly notify the Company of such pending disclosure and assist the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Confidential Information.  This provision applies without limitation to unauthorized use of Confidential Information in any medium, including film, videotape, audiotape and writings of any kind (including books, articles, e-mails, texts, blogs and websites).

7.2.           Upon termination of this Agreement, or if the Service Provider ceases to provide the Marketing Services for any other reason, the Service Provider shall (i) return to the Company all Confidential Information (and will not keep in its possession, recreate or deliver to anyone else) in any form or media and all copies thereof, (ii) return all Confidential Information from any computers the Service Provider owns or uses outside the Company and delete all Confidential Information after returning such information to the Company from any computers the Service Provider owns or uses outside the Company, and (iii) if requested to do so by the Company, participate in an exit interview for the purpose of ensuring that the Confidential Information and business relationships will not be put at risk in any new position the Service Provider may assume.

8.	Non-Compete; Non-Solicitation; Non-Disparagement; Certain Duties.

8.1.           In recognition of the consideration set forth herein, the sufficiency of which is hereby acknowledged, the Service Provider hereby covenants and agrees that during the Term (the “Non-Compete Term”), it shall not, either directly or indirectly, on its own behalf individually or through any Covered Entity or on behalf of others:  (i) form or assist others in forming, be employed by, perform services for, become a consultant or independent contractor for, invest in (whether through equity or debt securities), assist (financially or otherwise), or lend the Service Provider’s name, counsel or assistance to any person or entity that engages in a Competing Business anywhere in the Territory (any such entity, a “Competing Entity”), or (ii) own, directly or indirectly, any interest in or become an employee, officer, director, member or partner of, or participant in or consultant or independent contractor to a Competing Entity.

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8.2.           Also in recognition of the consideration set forth herein, the Service Provider hereby covenants and agrees that during the Non-Compete Term and for a period of two years thereafter, it shall not, either directly or indirectly, on its own behalf individually or through any Covered Entity or on behalf of others:  (i) solicit or accept business from any of the Company’s or any of its Subsidiaries’ or Affiliates’ Customers or Prospective Customers, in each case, for the purpose of providing goods or services in a Competing Business, or solicit or induce any such Customers to terminate, reduce or alter in a manner adverse to the Company or any of its Subsidiaries or Affiliates, any existing business arrangement or agreement with the Company or any of its Subsidiaries or Affiliates or (ii) solicit, hire, attempt to solicit or attempt to hire any person who was an employee or third party consultant or independent contractor of the Company or any of its Subsidiaries or Affiliates during the year prior to such solicitation or hire.  The restrictions set forth in this Section 8.2 shall not prohibit any form of general advertising or solicitation that is not directed at a specific person or entity and does not relate to a Competing Business.

8.3.           Also in recognition of the consideration set forth herein, the Service Provider hereby covenants and agrees that at all times after the date of this Agreement, Service Provider shall not, either directly or indirectly, on its own behalf or on behalf of others:  (i) make any false, misleading or disparaging statements with regard to the Company or its Subsidiaries or Affiliates, or the products or services of the Company or its Subsidiaries or Affiliates, or the officers, directors or shareholders of the Company or its Subsidiaries or Affiliates, to any third party, or (ii) make any other statement to any third party that could reasonably be expected to impair or otherwise adversely affect the goodwill or reputation of the Company.

8.4.           During the Term, the Service Provider (a) shall not take any action that could reasonably be expected to adversely affect the business of the Company and its Affiliates or the business prospects of the Company and its Affiliates; and (b) shall act in good faith, with the due care and loyalty that would be imposed on the Services Provider if it was an executive officer or director of the Company and its Affiliates.

8.5.           The provisions of this Section 8, and the similar provisions in the Purchase Agreement, are intended to be complementary; such that the Company obtains the maximum restrictions from the provisions of the two Agreements.  In other words, if provisions in this Agreement conflict with provisions in the Purchase Agreement, the provisions in the applicable agreement that provide the greater restriction (in duration or other scope) on the Service Provider will prevail.

9.	Enforcement and Remedies.

9.1.           The Service Provider acknowledges and agrees the covenants of the Service Provider set forth in Sections 1, 7, and 8 impose a reasonable restraint on the Service Provider in light of the business and activities of the Company and its Subsidiaries and Affiliates.  The Service Provider acknowledges that its expertise is of a special and unique character, and that a breach of Sections 1, 7, or 8 by the Service Provider will cause serious and potentially irreparable harm to the Company and its Subsidiaries and Affiliates.  The Service Provider therefore acknowledges that its breach of certain provisions in Section 1, 7, and/or 8 cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company and its Subsidiaries and Affiliates from a violation of this Agreement and from the harm which this Agreement is intended to prevent.  By reason thereof, the Service Provider acknowledges that the Company and its Subsidiaries and Affiliates are entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement.  The Service Provider acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by the Service Provider.  In the event of a breach or violation by the Service Provider of any of the provisions of Section 8, the running of the Non-Compete Term shall be tolled with respect to the Service Provider during the continuance of any actual breach or violation.

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9.2.           In the event that any provision of Sections 1, 7, or 8, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in Sections 1, 7 or 8) is held to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to be effective for the maximum period of time for which it/they may be enforceable and over the maximum geographical area as to which it/they may be enforceable and to the maximum extent in all other respects as to which it/they may be enforceable.  Such modified restriction(s) shall be enforced by the court or adjudicator.  In the event that modification is not possible, because each of the Service Provider’s obligations in Section is a separate and independent covenant, any unenforceable obligation shall be severed and all remaining obligations shall be enforced.

10.           Licenses; Compliance with Laws and Procedures.  The Service Provider represents and warrants that it and/or its employees and agents currently possess all Licenses necessary or required to conduct the Marketing Services.  At all times during the Term, the Service Provider and/or its employees and agents shall maintain in good standing all Licenses.  The Service Provider will at all times while conducting the Marketing Services hereunder comply in all respects with applicable laws, rules and regulations and will adhere to all policies and procedures established by the Company. Without limiting the generality of the prior statement, the Service Provider will, at the Service Provider’s expense, comply with all franchise registration and disclosure laws that pertain to the Service Provider, including registration as a franchise sales agent/broker.

11.           Governing Law and Forum.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the choice-of-law rules) of the State of Nevada. The exclusive forum for any disputes arising out of or in connection with this Agreement will be in the federal or state courts located in Nevada.

12.	Termination; Obligations on Termination.

a.           The Company may immediately terminate this Agreement upon its determination that an action constituting a Discharge for Cause has occurred with respect to the Service Provider and upon written notice to Service Provider of a Discharge For Cause.  Upon termination of this Agreement pursuant to a Discharge for Cause, the Company shall have no further obligations under this Agreement except for any compensation accrued through the effective date of such termination.

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b.           Upon expiration or termination of this Agreement for any reason, the Service Provider shall (1) immediately cease performing its duties under this Agreement and not represent itself to the public as a franchise broker or an agent of the Company; (2) return to the Company all copies of the Operations Manual of the Yogurtini system in its possession or control, and all other confidential information or documents containing proprietary information of the Company in its possession and control; (3) immediately cease using the service marks and trademarks owned by the Company or its Affiliates; and (4) provide the Company with a current list of names, home addresses, telephone numbers, and e-mail addresses of (i) all prospective area developer and franchisees contacted by the Service Provider, and (ii) all of Service Provider's employees.

13.           Notices.  All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by recognized overnight courier or registered or certified mail (return receipt requested), upon the earlier of actual delivery or refusal of delivery by the addressee or its agents or representatives, or (c) if given by telecopy or email, upon non-automated confirmation of transmission, in each case to the parties at the following addresses:

If to the Company:

Ulderico Conte
Ulysses Asset Acquisition, LLC/U-Swirl International, Inc.
1175 American Pacific Suite C
Henderson, NV 89074
Facsimile: 702-834-8444

and to:

Ulysses Asset Acquisition, LLC
c/o Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303
Attention:  Bryan J. Merryman, Chief Operating Officer
Facsimile: 970-382-2218

With an additional copy to (which shall not constitute notice):

Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
Attention:  Sonny Allison
Facsimile:  (303) 291-2400

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If to the Service Provider and/or to Stribling:

To the addresses listed on the signature page hereto.

With an additional copy to (which shall not constitute notice):

James A. Kuzmich, PLLC
633 E. Ray Road, Suite 106
Gilbert, Arizona  85296
Attention:  James A. Kuzmich
Facsimile:  (480) 718-8146

14.           Severability.  If a court of competent jurisdiction makes a final determination that any provision of this Agreement is invalid or unenforceable, that provision will be modified by the court so as to best continue to carry out the intent of the parties, or severed from this Agreement if it cannot be so modified; and the remaining provisions remain unimpaired.

15.           Amendments; Entire Agreement.  This Agreement may not be amended, modified, or supplemented unless such amendment, modification, or supplement is in writing and signed by each of the Parties.  This Agreement (including any attachments and exhibits hereto) and any non-competition, non-solicitation, confidentiality or proprietary information agreement or covenant, including those set forth in the Purchase Agreement, contain the parties’ sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements, statements and representations of the parties.

16.	Indemnification by Service Provider and Stribling.

a.           The Service Provider and Stribling will each, jointly and severally, indemnify and hold the Company and its Affiliates, and their respective directors, officers, limited liability company managers and members, shareholders, employees, and other representatives, as applicable, harmless from and against all fines, suits, proceedings, claims, causes of action, demands or liabilities of any kind or of any nature (including attorney's fees and expenses) arising out of or in connection with the Service Provider's activities, or the Service Provider’s failure to act in a situation in which the Service Provider should have acted; except if the act or omission was directed by Company.  Without limiting the generality of the prior sentence, this provision applies in the event of the rescission by a franchisee of its area development agreement and/or franchise agreement, any other damages or settlement, or fines or penalties imposed by government regulators, as a result of any acts or omissions by the Service Provider; except if the act or omission was directed by Company.

b.           Acts or omissions by the employees of the Service Provider are deemed to be acts or omissions (as applicable) of the Service Provider.

17.           Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts (in which facsimile signatures are valid to the same extent as original signatures), each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

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18.           Further Cooperation.  The Parties each agree to perform any and all acts and to execute and deliver any and all documents necessary or reasonably requested by any other Party to carry out the terms of this Agreement.

19.           Headings.  The headings appearing at the beginning of sections contained herein have been inserted for identification and reference purposes and shall not be used to determine the construction or interpretation of this Agreement.

20.           Joint Preparation. All Parties have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel.  This Agreement is therefore deemed to have been jointly prepared by the Parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any Party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

21.           Survival.  The rights and obligations of the parties as stated herein shall survive the termination of this Agreement.

This Independent Contractor Agreement has been executed and delivered by each of the Parties hereto as of the date and year first above written.

Ulysses Asset Acquisition, LLC

By:
Name:
Title:

YHI, INC.

By:
Name:
Title:

Address:

Facsimile:

Alan Stribling, Individually

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Exhibit 7.3(d)

ASSUMPTION AGREEMENT

This Assumption Agreement (this “Assumption Agreement”) is entered into as of January [__], 2013, and pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Ulysses Asset Acquisition, LLC, a Colorado limited liability company (“Buyer”), YHI Inc., an Arizona corporation (“YHI”), and Yogurtini International, LLC, an Arizona limited liability company (“Yogurtini” and, together with YHI, the “Sellers”), for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby assign all of the Assumed Liabilities to Buyer, and Buyer does hereby assume from the Sellers all of the Assumed Liabilities.

Nothing contained in this Assumption Agreement is intended to provide any rights to Buyer or the Sellers beyond those rights expressly provided to Buyer or the Sellers in the Purchase Agreement.  Nothing contained in this Assumption Agreement is intended to impose any obligations or liabilities on Buyer or the Sellers beyond those obligations and liabilities expressly imposed on Buyer or the Sellers in the Purchase Agreement.  Nothing contained in this Assumption Agreement is intended to expand or limit any of the rights or remedies available to Buyer or the Sellers under the Purchase Agreement.

This Assumption Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. The parties hereto may sign this Assumption Agreement in the original, by facsimile, by .PDF, or by any other generally acceptable electronic means.

This Assumption Agreement (i) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except Buyer may assign this Assumption Agreement to any affiliate by operation of law or otherwise, and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Assumption Agreement to be duly executed and delivered as of the day and year first written above.

BUYER:

ULYSSES ASSET ACQUISITION, LLC

By: Rocky Mountain Chocolate Factory, Inc., its sole member

By:
Name:	Bryan J. Merryman
Title:	Chief Financial Officer

SELLERS:

YHI INC.

By:
Name:
Title:

YOGURTINI INTERNATIONAL, LLC

By:
Name:
Title: